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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Provident Bank:

We consent to the inclusion in the registration statement of our report dated October 31, 1997 relating to the consolidated statements of financial condition of Provident Bank and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, changes in equity, and cash flows for the years then ended. We further consent to the use of our opinion dated September 14, 1998, included herein as an exhibit, regarding certain state income tax consequences of the proposed reorganization and offering.

We consent to the references to our firm under the headings "THE REORGANIZATION AND OFFERING - Federal and State Tax Consequences of the Reorganization", "PROVIDENT BANK CONSOLIDATED STATEMENTS OF INCOME", "LEGAL AND TAX MATTERS",and "EXPERTS" in the prospectus.

/s/ KPMG Peat Marwick LLP

Stamford, Connecticut
September 14, 1998